  Exhibit 99.1

American Resources Announces Appointment of Financial Industry Executive, Michael Layman to Board of Directors

July 20, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / July 20, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace, today announced the appointment of Michael Layman to its Board of Directors as an Independent Director.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “We are thrilled to welcome Michael as a member to our Board of Directors as well as a recent significant shareholder of the Company. We believe that his drive to build value for companies, well-established network within the financial markets and expertise he has amassed over the course of his career will be invaluable as we continue to execute on our objectives and work to unlock the full potential of the Company.”

Mr. Layman is a well-established financial industry executive with a track record for driving value and growth for both private and publicly traded companies. Mr. Layman currently serves as General Partner/CEO of Emerald Shoals Targeted Opportunities Fund LP, a hybrid growth fund backed by a network of ultra-high net worth individuals seeking novel opportunities to invest in high-growth catalyst driven companies. Prior to his current role at Emerald Shoals, Mr. Layman served at a large top-four brokerage house where he was co-owner of a private wealth management group where he was responsible for identifying attractive and undervalued investment opportunities. Additionally, he also aided in the development and implementation of various investment strategies based on differing types of needs from conservative to aggressive growth. Additionally, Mr. Layman previously worked for a private equity fund in New York where he established a strong network of relationships with research analysts and investment bankers at a number of Wall Street firms. Mr. Layman obtained his Bachelor of Arts degree in business from Otterbein University.

“I believe American Resources has tremendous potential as an industry leader. The management team has continued to show their commitment to organic growth and unprecedented innovation within the industry. With the potential I believe this Company will disrupt the industry and drive significant value, alongside the management team’s vision and expertise, joining the Board was an opportunity I couldn’t pass up. I look forward to closely working alongside the team and leveraging my expertise to create maximum value for American Resources, as well as its shareholders,” added Mr. Layman.

American Resources Corporation is focused on running a streamlined and efficient operation to economically deliver raw materials products to meet its customers’ demands. By operating with low or no legacy costs and having one of the largest growth pipelines in the industry, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

About American Resources Corporation

American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:

JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation